As filed with the Securities and Exchange Commission on May    , 2001
Registration Nos. 333-   /333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
             -------------------------------------------------------

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3
                                       and
                                 Post Effective
                                 Amendment No. 1
                                       To
                                    Form S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                       TANGER FACTORY OUTLET CENTERS, INC.
                      TANGER PROPERTIES LIMITED PARTNERSHIP
             (Exact name of Registrant as specified in its charter)

 TANGER FACTORY OUTLET CENTERS, INC.,      3200 Northline Avenue, Suite 360            TANGER FACTORY OUTLET CENTERS, INC.
     a North Carolina Corporation          Greensboro, North Carolina 27408                         56-1815473
                                                  (336) 292-3010                      TANGER PROPERTIES LIMITED PARTNERSHIP
 TANGER PROPERTIES LIMITED PARTNERSHIP,                                                             56-1822494
     a North Carolina Partnership          (Address and telephone number of
                                            Registrant's principal executive offices)  (I.R.S. Employer Identification Number)
   (State or other jurisdiction of
    incorporation  or organization)

              Stanley K. Tanger, Chairman of the Board of Directors
                       Tanger Factory Outlet Centers, Inc.
                        3200 Northline Avenue, Suite 360
                        Greensboro, North Carolina 27408
                                 (336)292-3010
    (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
             -------------------------------------------------------
                                   Copies to:
                              Raymond Y. Lin, Esq.
                                Latham & Watkins
                          885 Third Avenue, Suite 1000
                            New York, New York 10022
             -------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE
================================================= =============== ===================== ===================== ======================
                                                                    Proposed Maximum      Proposed Maximum
      Title of Each Class                         Amount to Be     Offering Price Per    Aggregate Offering        Amount of
  of Securities to Be Registered (1)(2)           Registered(3)        Unit (3)(4)          Price (3)(4)      Registration Fee(4)(5)
------------------------------------------------- --------------- --------------------- --------------------- ----------------------
Common Stock, par value $.0l per share (6).......
Preferred Stock, par value $.01 per share (7)....
Depositary Shares representing Preferred Stock 8. $200,000,000                              $200,000,000
(8)..............................................                          (11)                                       $75,000
Common Stock Warrants............................
Guarantees of Debt Securities (9)................ $200,000,000                              $200,000,000
Debt Securities (10).............................
================================================= =============== ===================== ===================== ======================
                          (Footnotes on following page)
             -------------------------------------------------------

     Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus and relates to registration statements no. 333-99736/333-99736-01, 333-3526/333-3526-01 and registration statement no. 333-39365/333-39365-01, previously filed by the registrant on Form S-3 and declared effective on November 22, 1995, April 12, 1996 and November 3, 1997, respectively. This registration statement, which is a new registration statement, also constitutes a post-effective amendment to registration statements no. 333-99736/333-99736-01, 333-3526/333-3526-01 and registration statement no. 333-39365/333-39365-01, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                 ---------------

NY_DOCS\510292.7 [W97] 05/21/01 (Footnotes continued from previous page) (1) This Registration Statement also covers contracts which may be issued by the Registrants under which the counterparty may be required to purchase Offered Securities (as defined below). Such contracts would be issued with the Offered Securities covered hereby. In addition, Offered Securities registered hereunder may be sold separately, together or as units with other Offered Securities registered under registration statement no. 333-3526/333-3526-01.
(2) The Offered Securities other than the Debt Securities will be issued by Tanger Factory Outlet Centers, Inc., and the Debt Securities will be issued by Tanger Properties Limited Partnership.
(3) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units or two or more foreign currencies or composite currencies (such as European Currency Units). In addition, in the event that debt securities are issued at a discount, debt securities may be sold at a higher principal amount, such that the aggregate initial offering price shall not exceed $200,000,000.
(4) Estimated solely for the purposes of calculating the registration fee. The aggregate maximum offering price of the Offered Securities pursuant to this Registration Statement will not exceed $200,000,000. Pursuant to Rule 429 the Securities Act, the Prospectus included in this Registration Statement also relates to an aggregate of $31,387,500 of Offered equity Securities and $75,000,000 of Offered debt securities previously registered pursuant to registration statements no. 333-39365/333-39365-01 for which a filing fee of $32,238.64 was paid at the time such registration statements were originally filed.
(5) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.
(6) Such indeterminate number of Common Shares as may from time to time be issued at indeterminate prices or issuable upon conversion of Preferred Shares previously registered or upon exercise of the Common Shares Warrants previously registered, as the case may be.
(7) Such indeterminate number of Preferred Shares as may from time to time be issued at indeterminate prices and which may be issued in one or more classes or series.
(8) To be represented by Depositary Receipts representing an interest in all or a specified portion of a share or Preferred Shares.
(9) Debt Securities issued by Tanger Properties Limited Partnership may be accompanied by Guarantees to be issued by Tanger Factory Outlet Centers, Inc.
(10) The Debt Securities are issuable in series as Senior Debt Securities or Subordinated Debt Securities. In the event that the Debt Securities are other than non-convertible investment grade securities, Tanger Factory Outlet Centers, Inc. will issue Guarantees covering such Debt Securities.
(11) Omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

PROSPECTUS

                                  $200,000,000

                       TANGER FACTORY OUTLET CENTERS, INC.

  Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants

                                  $200,000,000

                      TANGER PROPERTIES LIMITED PARTNERSHIP

                                 Debt Securities

         Tanger Factory Outlet Centers, Inc., may from time to time offer:

         (1)    our preferred shares, par value $.01 per share;

         (2)    our preferred shares represented by depositary shares;

         (3)    our common shares, par value $.01 per share; or

         (4) warrants to purchase our common shares, with an aggregate public offering price of up to $200,000,000 on terms to be determined at the time of the offering.

          Tanger Factory Outlet Centers, Inc is referred to in this prospectus as the Company and Tanger Properties Limited Partnership is referred to in this prospectus as the Operating Partnership. The Operating Partnership may from time to time offer in one or more series its unsecured debt securities, which may either be senior or subordinated with an aggregate public offering price of up to $200,000,000 on terms to be determined at the time of the offering.

         The preferred shares, depositary shares, common shares, warrants to purchase our common shares and debt securities may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. If any debt securities issued by the Operating Partnership are rated below investment grade at the time of issuance, then the Company will unconditionally guarantee the payment of principal and a premium, if any, and interest on the debt securities so rated, to the extent and on the terms described herein and in any accompanying prospectus supplement to this prospectus. We may also guarantee debt securities rated investment grade to the extent and on the terms described herein and in the accompanying prospectus supplement.

         The specific terms of the securities offered by this prospectus will be set forth in each prospectus supplement and will include, where applicable:

          -- in the case of our preferred shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, exchange, voting and other rights, and any initial public offering price; in the case of our depositary shares, the fractional share of preferred shares represented by each such depositary share;

          -- in the case of our common shares, any initial public offering price; in the case of the warrants to purchase our common shares, the duration, offering price, exercise price and detachability;

          -- in the case of debt securities, the specific title, rank, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or book-entry), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, applicability and terms of any guarantee, and any initial public offering price; and

          -- in addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust ("REIT") for federal income tax purposes.

         Each  prospectus  supplement  will  also  contain  information,   where
applicable, about the United States federal income tax considerations of, and any exchange listing of, the securities covered by the prospectus supplement.

         See "Risk Factors" beginning on page 5 of this Prospectus for a description of certain factors that should be considered by purchasers of our securities.

         Our common shares are traded on the New York Stock Exchange under the symbol "SKT." On May 18, 2001, the last reported sale price of our common shares was $22.32 per share.

         Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is May 22, 2001.

                                   PROSPECTUS

                                                                            Page

The Company and the Operating Partnership.....................................3
Risk Factors..................................................................5
Use of Proceeds...............................................................7
Ratios of Earnings to Fixed Charges and Earnings to Combined
Fixed Charges and Preferred Share Dividends...................................7
Where You Can Find More Information...........................................8
Forward-Looking Statements....................................................9
Description of Debt Securities................................................9
Description of Common Shares.................................................29
Description of Common Share Warrants.........................................32
Description of Preferred Shares..............................................33
Description of Depositary Shares.............................................45
Material Federal Income Tax Considerations to  Tanger Factory
 Outlet Centers, Inc of its Reit Election....................................50
Plan of Distribution.........................................................61
Experts......................................................................62
Legal Matters................................................................62

                    THE COMPANY AND THE OPERATING PARTNERSHIP

         We are one of the largest owners and operators of factory outlet centers in the United States. We are organized to operate as an equity real estate investment trust, or REIT. We are a fully-integrated, self-administered and self-managed real estate company that focuses exclusively on developing, acquiring, owning and operating factory outlet centers. We provide all development, leasing and management services for our centers. As of March 31, 2001, we owned and operated 29 centers with a total gross leasable area, or GLA, of approximately 5.3 million square feet. These centers were 95% occupied, contained approximately 1,100 stores and represented over 250 store brands as of such date.

         The Company's wholly owned subsidiary, Tanger GP Trust, serves as the general partner of the Operating Partnership. The factory outlet centers and other assets of the Company's business are owned by, and all of its operations, are conducted by the Operating Partnership. Accordingly, the descriptions of the business, employees and properties of the Company are also descriptions of the business, employees and properties of the Operating Partnership.

Organizational Chart

        -----------------------------------   ---------------------------------
        TANGER FACTORY OUTLET CENTERS, INC.   TANGER FAMILY LIMITED PARTNERSHIP
        -----------------------------------   ---------------------------------
                       |                |          27/70% Limited Partner  |
                       |                |          (Class A)(25.97% upon   |
                       |                |          conversion by Company   |
                       |                |          of Preferred Units)     |
                       |                |                                  |
                  100% |           100% |                                  |
                       |                |                                  |
                       |                |                                  |
--------------------------           ------------------------------        |
     TANGER GP TRUST                        TANGER LP TRUST                |
--------------------------           ------------------------------        |
1.37% General Partner |                | 70.93% Limited Partner            |
(Class A)             |                | (Class B)                         |
(1.29% upon           |                | (72.74% upon completion by        |
conversion by Company |                | Company of Preferred Units):      |
of Preferred Units)   |                | 100% Preferred Limited            |
                      |                | Partner (Class C)                 |
                      |                |                                   |
                      |                |                                   |
                      |                |                                   |
-------------------------------------------------------------------------------
                       TANGER PROPERTIES LIMITED PARTNERSHIP
                         (Operating Partnership Issuer)
-------------------------------------------------------------------------------


         In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our taxable income each year.

         The Company and the Operating Partnership are organized under the laws of the state of North Carolina and maintain their principal executive offices at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408.

                                  RISK FACTORS

     You should carefully consider the following risk factors and other information in this prospectus and the related prospectus supplement before deciding to buy our securities:

     We face competition from several real estate companies.

     Numerous developers and real estate companies are engaged in the development or ownership of manufacturers' outlet centers and other commercial properties and compete with us in seeking tenants for outlet centers. This results in competition for the acquisition of prime properties and for tenants who will lease space in our existing and subsequently acquired outlet centers.

     The manufacturer's outlet center industry has a relatively short operating history, therefore past performance may not be indicative of our future performance.

     Although the manufacturers' outlet center industry has grown over the last several years, the industry represents a relatively new segment of the retailing industry and, therefore, the long-term performance of these centers may not be comparable to, and cash flows may not be as predictable as, traditional retail malls.

     The economic performance and the value of our manufacturer's outlet centers are dependent on several market factors.

     Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, the ability of the owner to provide adequate maintenance and insurance and increased operating costs.

     We may be unable to successfully bid for and develop economically attractive manufacturer's outlet centers.

     We intend to actively pursue manufacturers' outlet center development projects, including the expansion of existing centers. These projects generally require expenditure of capital on projects that may not be completed as well as various forms of government and other approvals. We cannot be assured that we will be able to get financing on acceptable terms or be able to get the necessary approvals.

     Our earnings and therefore our profitability is entirely dependent on rental income from real property.

     Substantially all of our income is derived from rental income from real property. Our income and funds for distribution would be adversely affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our centers on economically favorable lease terms. In addition, the terms of manufacturers' outlet store tenant leases traditionally have been significantly shorter than in traditional segments of retailing. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that we will be able to re-lease space on economically favorable terms.

     We are substantially dependent on the success of our retailers to generate sales.

     Our operations are necessarily subject to the changes in operations of our retail tenants. A portion of our rental revenues are derived from percentage rents that directly depend on the sales volume of certain tenants. In addition, in recent years, a number of retailers have experienced financial difficulties. The bankruptcy of a major tenant or number of tenants may have a material adverse effect on our results of operations.

     We may be subject to environmental regulation.

     Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

     We are required by law to make distributions to our shareholders.

     To obtain the favorable tax treatment associated with our REIT status, generally, we will be required to distribute to our common and preferred shareholders at least 90% of our net taxable income each year. We depend upon distributions or other payments from the Operating Partnership to make distributions to our common and preferred shareholders.

     Our failure to qualify as a REIT could subject our earnings to corporate level taxation.

     We believe that we have operated and intend to operate in a manner that permits us to qualify as a REIT under the Internal Revenue Code of 1986, as amended. However, no assurance can be given that we have qualified or will remain qualified as a REIT. If in any taxable year we were to fail to qualify as a REIT, we would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Our failure to qualify for taxation as a REIT is likely to have an adverse effect on the market value and marketability of our securities.

     We depend on distributions from our Operating Partnership to meet our financial obligations, including guarantee obligations.

     Our operations are conducted by the Operating Partnership, and our only significant asset is our interest in the Operating Partnership. As a result, we depend upon distributions or other payments from the Operating Partnership in order to meet our financial obligations, including our obligations under any guarantees or to pay dividends to our common and preferred shareholders. Any guarantee will be effectively subordinated to existing and future liabilities of the Operating Partnership. At March 31, 2001, the Operating Partnership had $355.3 million of indebtedness outstanding, of which $158.9 million was secured debt. The Operating Partnership is a party to loan agreements with various bank lenders which requires the Operating Partnership to comply with various financial and other covenants before it may make distributions to us. Although the Operating Partnership presently is in compliance with such covenants, there is no assurance that it will continue to be in compliance and that it will be able to continue to make distributions to us.

                                 USE OF PROCEEDS

     We intend to contribute all of the proceeds from the sale of securities of the Company to the Operating Partnership. Unless otherwise described in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of our securities for general purposes, which may include the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership's portfolio, and the repayment of certain secured or unsecured indebtedness outstanding at such time.

   RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED SHARE DIVIDENDS

     The following table set forth ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income before income before gain or (loss) on sale of real estate, minority interest and extraordinary items plus fixed charges. Fixed charges consist of interest costs (including capitalized interest), amortization of debt issuance costs and that portion of rental expense estimated to be attributed to interest.


                       Ratio of Earnings to Fixed Charges

                           Three Months Ended March 31,
                            2001                 2000
                            ----                 ----
                            1.09                 1.46


-------------------------------------------------------------------------------

                          Years Ended December 31,
      2000            1999            1998           1997           1996
      ----            ----            ----           ----           ----
     1.38              1.61           1.62            1.82           1.98

-------------------------------------------------------------------------------

                   Ratio of Earnings to Combined Fixed Charges
                          and Preferred Share Dividends

                         Three Months Ended March 31,
                            2001                 2000
                            ----                 ----
                            1.03                 1.37

-------------------------------------------------------------------------------

                          Years Ended December 31,
       2000            1999            1998           1997           1996
       ----            ----            ----           ----           ----
       1.30            1.50            1.50           1.66           1.71

-------------------------------------------------------------------------------

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (Reg. No. 333- /333- ) with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms.

     SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with them. That means we can disclose important information to you by referring you those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed) until we sell all of the securities covered by this prospectus:

     o    Annual Reports on Form 10-K for the year ended December 31, 2000;

     o    Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001;

     o Current Reports on Form 8-K, filed on January 29, 2001, January 31, 2001 and February 16, 2001; and

     o    Proxy Statement on Schedule 14A, dated May 16, 2001.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

                  Tanger Factory Outlet Centers, Inc.
                  Attention: Investor Relations
                  3200 Northline Avenue, Suite 360
                  Greensboro, NC 27408
                  (336) 292-3010

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about the Company and the Operating Partnership, including, among other things:

     --   our anticipated growth strategies;

     --   our intention to acquire additional properties;

     -- anticipated trends in our business, including trends in the market for long-term net leases of freestanding, multiple tenant manufacturer's outlet center properties;

     --   future expenditures for development projections; and

     --   availability of capital to finance our business.

     Additional factors that may cause risks, uncertainties and assumptions include those discussed in the section entitled "Business" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Annual Report"), including the subheadings entitled "The Company's Factory Outlet Center," "The Factory Outlet Concept," "Business and Operating Strategy," "Capital Strategy," "Competition" and "Recent Developments," and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report.

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since those dates.

                         DESCRIPTION OF DEBT SECURITIES


General

     The following description of the terms of the debt securities sets forth certain general terms and provisions of our debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered, the extent, if any, to which such general provisions may apply to our debt securities and any modifications of or additions to the general terms of the debt securities applicable in the case of the debt securities will be described in the prospectus supplement relating to such debt securities.

     Our senior debt securities will be issued under an indenture, dated as of March 1, 1996 between the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee and the subordinated debt securities are to be issued under an indenture to be dated as of a date on or prior to the first issuance of subordinated debt securities, as supplemented from time to time between the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee. The senior indenture was filed as an exhibit to our Current Report on Form 8-K dated January 31, 2001 and the form of the subordinated indenture was filed as an exhibit to the Registration Statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 61 Broadway, 15th Floor, New York, New York 10006 or as described above under "Where You Can Find More Information."

     The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. The statements made hereunder relating to the indentures and the debt securities to be issued thereunder are summaries of certain provisions of those agreements and are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such debt securities.

     Our debt securities will be direct, unsecured obligations of the Operating Partnership. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Operating Partnership (including the senior debt securities) as described under "Subordination" below. The indentures provide that our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the general partner of the Operating Partnership or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and may vary as to interest rate or formula, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

     If any of the debt securities are rated below investment grade by any nationally recognized statistical rating organization at the time of issuance, such debt securities will be unconditionally guaranteed by the Company as to payment of principal, premium, if any, and interest in respect thereof.

     The indentures provide or will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

     This summary sets forth certain general terms and provisions of the indentures, our debt securities and any guarantee. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information where applicable:

          (1)  the title of those debt securities;

          (2) the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

          (3) the percentage of the principal amount at which those debt securities will be issued and, if other than 100% of the principal amount thereof, the portion of the principal amount payable upon acceleration of the maturity;

          (4) the date or dates, or the method for determining the date or dates, on which the principal of (and premium, if any, on) those debt securities will be payable;

          (5) the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

          (6) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for Payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (7) the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership or the Company, as applicable, relating to the debt securities, any applicable guarantees and the applicable Indenture may be served;

          (8) the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

          (9) the obligation, if any, of the Operating Partnership to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities of the Operating Partnership to offer to redeem, repay or purchase those debt securities, and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

          (10) if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be, based on one or more currencies, currency units or composite currencies) and the manner in which those amounts shall be determined;

          (12) any additions to, modifications of or deletions from the terms of the events of default or covenants with respect to those debt securities;

          (13) whether those debt securities will be issued in certificated or book-entry form or both, and, if so, the identity of the depositary and the terms of the depositary arrangement for those debt securities;

          (14) whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

          (15) with respect to those series of debt securities rated below investment grade at the time of issuance, the applicability and specific terms of the related guarantees;

          (16) if the  defeasance  and  covenant  defeasance  provisions  of the
               applicable   indenture  for  those  debt  securities  are  to  be
               inapplicable, or any modifications to such provisions;

          (17) whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the applicable indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such debt securities in lieu of making such payment;

          (18) if other than the trustee, the identity of each security registrar and/or paying agent; and

          (19) any other terms of those debt securities not inconsistent with the provisions of the applicable indenture.

     The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Any material, special U.S. federal income tax, accounting and other considerations applicable to securities issued with original issue discount will be described in the applicable prospectus supplement.

     Except as described in "Merger, Consolidation or Sale" or as may be set forth in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the ability of the Operating Partnership or the Company to incur indebtedness or that would afford holders of debt securities protection in the event of:

          (1) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party,

          (2)  a change of control, or

          (3) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Company that may adversely affect the holders of the debt securities.

     However, our organizational documents contain certain restrictions on ownership and transfers of our common shares and preferred shares that are designed to preserve our status as a REIT and may act to prevent or hinder a change of control. See "Description of Common Shares" and "Description of
Preferred Shares." In addition, subject to the limitations set forth under "Merger, Consolidation or Sale," the Operating Partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or the Company, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the debt securities.

     Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Company and the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection. Reference is made to "Certain Covenants" below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable prospectus supplement. Except as otherwise described in the applicable prospectus supplement, compliance with such covenants generally may not be waived with respect to a series of debt securities by the Board of Directors of the Company as sole shareholder of the general partner of the Operating Partnership or by the trustee unless the holders of at least a majority in principal amount of all outstanding debt securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the indenture described under "Discharge, Defeasance and Covenant Defeasance" below apply to such series of debt securities. See "Modification of the Indenture."


Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are registered securities, other than registered securities issued in book-entry form (which may be in any denomination) will be issuable in denominations of $1,000 and integral multiples thereof, and the debt securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

     Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the applicable trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and rank and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

     Neither the Operating Partnership nor the applicable trustee shall be required to:

          (1) issue, register the transfer of or exchange any debt securities if such debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the debt securities to be redeemed and ending at the close of business on the day of such selection;

          (2) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

          (3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.


Merger, Consolidation or Sale

     Each Indenture provides that the Operating Partnership or the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

          (1) either the Operating Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities issued under such indenture, in the case of any successor to the Operating Partnership, or any applicable guarantee, in the case of any successor to the Company and the due and punctual performance and observance of all of the covenants and conditions contained in such indenture and, as applicable, such debt securities or guarantees;

          (2) immediately after giving effect to such transaction no event of default, and no event which, after notice or the lapse of time, or both, would become such an event of default, under such indenture shall have occurred and be continuing; and

          (3)  an  officer's   certificate  and  legal  opinion   covering  such
               conditions shall be delivered to the applicable trustee.


Certain Covenants

     Limitations on Incurrence of Indebtedness. The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with U.S. generally accepted accounting principles, or GAAP, is greater than 60% of the sum of:

          (1) the Operating Partnership's Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and

          (2) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the "Adjusted Total Assets").

     In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 2.0 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

          (1) such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

          (2) the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

          (3) any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period; and

          (4) in the case of an acquisition or disposition by the Operating Partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness (as defined below), whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the Operating Partnership's Adjusted Total Assets.

     For purposes of this covenant, Indebtedness is deemed to be "incurred" by the Operating Partnership or its Subsidiaries on a consolidated basis whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

     Restrictions on Dividends and Other Distributions. The Operating Partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Operating Partnership's capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution:

          (a) no default under the Indenture or event of default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Operating Partnership, the Company or any Subsidiary shall have occurred or be continuing and

          (b) the aggregate sum of all distributions made after the date of the Indenture shall not exceed the sum of

               (i) 95% of the aggregate cumulative Funds From Operations (as defined below) of the Operating Partnership accrued on a cumulative basis from the date of the Indenture until the end of the last fiscal quarter prior to the contemplated payment, and

               (ii) the aggregate Net Cash Proceeds (as defined below)  received by the Operating Partnership after the date of the Indenture from the issuance and sale of Capital Stock (as defined below) of the Operating Partnership or the Company to the extent such proceeds are contributed to the Operating Partnership; provided, however, that the foregoing limitation shall not apply to any distribution or other action which is necessary to maintain the Company's status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the Company and the Operating Partnership on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

     Notwithstanding the foregoing, the Operating Partnership will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

     Existence. Except as permitted under "Merger, Consolidation or Sale," each of the Company and the Operating Partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Company nor the Operating Partnership shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

     Maintenance of Centers. Each of the Company and the Operating Partnership will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership, the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties except as otherwise provided in "Merger, Consolidation or Sale."

     Insurance. The Company and the Operating Partnership will be required to, and will be required to cause each of its respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best's Key Rating Guide.

     Payment of Taxes and Other Claims. Each of the Company and the Operating Partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

          (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and

          (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership, the Company or any Subsidiary; provided, however, that neither the Company nor the Operating Partnership shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Provision of Financial Information. Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the Company and the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) of the Exchange Act (the "Financial Statements") if the Company and the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company and the Operating Partnership would have been required so to file such documents if the Company and the Operating Partnership were so subject.

     The Company and the Operating Partnership will also in any event (x) within 15 days of each Required Filing Date

          (1) transmit by mail to all Holders of debt securities, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

          (2) file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

(y) if filing such documents by the Company and the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.


Definitions Used For the Debt Securities

     As used herein, "Annual Service Charge" as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter period for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such Person's capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any preferred stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.

     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries

          (1)  plus amounts which have been deducted for

               (a) interest on Indebtedness of the Operating Partnership and its Subsidiaries,

               (b) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (c) amortization of debt discount,

               (d)  depreciation and amortization,

               (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,

               (f)  amortization of deferred charges, and

               (g)  provisions for or realized losses on properties,

               (2)  less  amounts   which  have  been   included  for  gains  on
                    properties.

     "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Funds from Operations," or FFO, means for any period the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Operating Partnership's ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

     "Indebtedness" means any indebtedness, whether or not contingent, in respect of

     (1) borrowed money evidenced by bonds, notes, debentures or similar instruments,

     (2)  indebtedness   secured  by  any  mortgage,   pledge,   lien,   charge,
          encumbrance or any security interest existing on property,

     (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

     (4) any lease of property as lessee which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

     "Net Cash Proceeds" means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Operating Partnership or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Permitted Indebtedness" means Indebtedness of the Operating Partnership, the Company or any Subsidiary owing to any Subsidiary, the Company or the Operating Partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership, the Company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.

     "Secured Indebtedness" means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the Operating Partnership or any Subsidiary.

     "Subsidiary" means any entity of which at the time of determination the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

     "Total Assets" as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivables).

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

     "Voting Stock" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions), provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.


Additional Covenants

     Any additional or different covenants of the Company and the Operating Partnership with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.


Events of Default, Notice and Waiver

     Under each indenture, an event of default with respect to any series of debt securities issuable thereunder means any one of the following events:

     (1) default for 30 days in the payment of any installment of interest on any debt security of any series when due and payable;

     (2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

     (3) default in making any sinking fund payment as required for any debt security of such series;

     (4) default in the performance, or breach, of any covenant or warranty contained in the applicable indenture (other than a covenant added to the applicable indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the applicable indenture;

     (5) default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Operating Partnership or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

     (6) failure of the Operating Partnership or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $5,000,000 which is not stayed on appeal or contested in good faith,

     (7) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Operating Partnership or any Significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) or either of its property; and

     (8) any other event of default provided with respect to a particular series of debt securities of the Operating Partnership.

     If an event of default with respect to debt securities of any series at the time outstanding (other than one for certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee as described above, which event of default shall result in an automatic acceleration) occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the Company (if the debt securities are guaranteed by the Company) (and to the applicable trustee if given by the holders).

     However, at any time after the declaration of acceleration with respect to debt securities of a series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under such indenture, as the case may be) may rescind and annul such acceleration and its consequences if:

     (1) the Operating Partnership or the Company (if the debt securities are guaranteed by the Company) had paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may
          be), plus certain fees, expenses, disbursements and advances of the applicable trustee and

     (2) all events of default, other than the non-payment of accelerated principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then Outstanding under such Indenture, as the case may be) have been cured or waived as provided in such indenture.

     The indentures also provide or will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then Outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

     (1) in the payment of the principal of (or premium, if any) or interest on any debt security of such series, or

     (2) in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

     Each indenture requires or will require each trustee to give notice of a default under the indenture to all holders of debt securities within 90 days, unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding the notice to be in that holders' interest.

     Each indenture provides or will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

     Each indenture provides or will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

     Within 120 days after the close of each fiscal year, the Operating Partnership and, if applicable, the Guarantor must deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.


Modification of the Indenture

     Modifications and amendments of any indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

     (1) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

     (2) reduce the principal amount of, or the rate (or manner of calculation of the rate) or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof or would be provable in bankruptcy;

     (3) change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, any debt security;

     (4) impair the right to institute suit for the enforcement of any payment right with respect to any debt security;

     (5) change any redemption or repayment provisions applicable to any debt security;

     (6) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such indenture;

     (7) modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the guarantor under the related guarantees in respect of the payment of principal (and premium, if any) and interest on any guaranteed securities;

     (8) make any change that adversely affects any right to exchange any debt security;

     (9) in the case of subordinated debt securities, modify any of the subordination provisions in a manner adverse to the holders thereof; or

     (10) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security.

     The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right insofar as that series is concerned, to waive compliance by the Operating Partnership and, if applicable, the guarantor with certain covenants relating to that series of debt securities in the applicable indenture.

     Modifications and amendments of each indenture may be made by the Operating Partnership, the Company and the applicable trustee without the consent of any holder of debt securities for any of the following purposes:

     (1) to evidence the succession of another person to the Operating Partnership as obligor under the debt securities issuable under the applicable indenture or the Company as guarantor under the applicable guarantees;

     (2) to add to the covenants of the Operating Partnership or the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or the Company;

     (3) to add events of default for the benefit of the holders of all or any series of debt securities issuable under each indenture;

     (4) to add or change certain provisions of the applicable indenture relating to certain debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

     (5)  to secure the debt securities;

     (6)  to establish the form or terms of debt securities of any series;

     (7) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

     (8) to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issuable under any indenture in any material respect;

     (9) to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect; or

     (10) to effect the assumption by the guarantor or a subsidiary thereof to the debt securities then outstanding under the applicable indenture.

     (11) to amend or supplement any provisions of the applicable indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding under any indenture;

     Each indenture provides or will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

     (1) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such
          determination   upon  declaration  of  acceleration  of  the  maturity
          thereof;

     (2) the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

     (3) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the applicable Indenture; and

     (4) debt securities owned by the Operating Partnership, the Company or any other obligor upon the debt securities or any affiliate of the Operating Partnership, the Company or of such other obligor shall be disregarded.

     Each indenture contains or will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of guaranteed securities) or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected by the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.


Subordination

     Upon any distribution of assets of the Operating Partnership upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of the Operating Partnership to make payment of the principal (and premium, if any) and interest on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), or interest, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the senior indebtedness has been made or duly provided for in money or money's worth.

     In the event that, notwithstanding the foregoing, any such payment by the Operating Partnership is received by the trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, such payment or distribution shall be paid over to the holders of the senior indebtedness or any representative on their behalf for application to the payment of all of the senior indebtedness remaining unpaid until all of the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness.

     Subject to the payment in full of all senior indebtedness upon the payment or distribution of the Operating Partnership, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of the subordinated debt securities. By reason of subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Operating Partnership may recover more, ratably, than holders of the subordinated debt securities.

     Senior indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on indebtedness of the Operating Partnership (including indebtedness of others guaranteed by the Operating Partnership), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the subordinated debt securities issued under the subordinated indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities, and renewals, extensions, modifications and refundings of any such indebtedness.


Discharge, Defeasance and Covenant Defeasance

     The Operating Partnership may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if the debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     Each  indenture  provides or will provide  that,  unless the  provisions of
Section 402 are made inapplicable to the debt securities of or within any series pursuant to Section 301 of the applicable indenture, the Operating Partnership may elect either to:

     (1) defease and discharge itself and, if applicable, to discharge the guarantor from any and all obligations with respect to debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) ("defeasance"); or

     (2) release the Operating Partnership and, if applicable, the guarantor from certain obligations of the applicable indenture (including the restrictions described under "Certain Covenants") and if provided pursuant to Section 301 or Section 901 of the applicable indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to such debt securities of any series ("covenant defeasance").

in either case upon the irrevocable deposit by the Operating Partnership or the Company (if the debt securities are guaranteed securities) with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

     A trust may only be established if, among other things, the Operating Partnership or, if applicable, the guarantor has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture.

     "Government Obligations" means securities that are (1) direct obligations of the United States of America or the government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or other government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or, if applicable, the guarantor has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

     (1) the Holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security; or

     (2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made.

     Then the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of:

     (1) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

     (2) the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

     (3) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, after the deposit of funds and/or Government Obligations referred to above, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Operating Partnership effects a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of certain events of default other than the event of default described in clause 4 under " Events of Default, Notice and Waiver" with respect to sections no longer applicable to the debt securities or described in clause 8 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership and, if applicable, the guarantor would remain liable to make payment of the amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.


No Conversion or Exchange Rights

     The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.


Global Securities

     The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities (the "Global
Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.


Guarantees of Debt Securities

     If the Operating Partnership issues any debt securities that are rated below investment grade by any nationally recognized statistical rating organization at the time of issuance, the Company, as Guarantor, will unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, and premium, if any, and interest on, those debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at stated maturity, upon redemption or otherwise. The applicability and any additional terms of any guarantee relating to a series of debt securities will be set forth in the applicable prospectus supplement. Guarantees will be unsecured obligations of the guarantor. Any right of payment of the holders of senior debt securities under the related guarantee will be prior to the right of payment of the holders of subordinated debt securities under the related guarantee, upon the terms set forth in the applicable prospectus supplement. The guarantees may be subordinated to other indebtedness and obligations of the Guarantor to the extent set forth in the applicable prospectus supplement.

     If a guarantee is applicable to debt securities, reference is made to the applicable indenture and the applicable prospectus supplement for a description of the specific terms of that guarantee, including any additional covenants of the guarantor, the outstanding principal amount of indebtedness and other obligations, if any that will rank senior to such guarantee and, where applicable, subordination provisions of such guarantee.

                          DESCRIPTION OF COMMON SHARES

     The Company has authority to issue 50,000,000 common shares, $0.01 par value per share. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. As of December 31, 2000, we had outstanding 7,918,911 common shares.


General

     The following description of our common shares sets forth certain general terms and provisions of our common shares to which any prospectus supplement may relate, including a prospectus supplement providing that our common shares will be issuable upon conversion of our preferred shares or upon the exercise of our common shares warrants. The statements below describing our common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.


Terms

     Holders of our outstanding common shares will be entitled to one vote on all matters presented to shareholders for a vote. Holders of our common shares will not have, or be subject to, any preemptive or similar rights.

     Except for the election of a director to fill a vacancy on the board of directors and the election of directors by holders of one or more class or series of our preferred shares, directors will be elected by the holders of our common shares at each annual meeting of shareholders by a plurality of the votes cast. Holders of our common shares will not have cumulative voting rights for the election of directors. Consequently, at each annual meeting of shareholders, the holders of a plurality of the our common shares cast for the election of directors at that meeting will be able to elect all of the directors, other than any directors to be elected by the holders of one or more series of our preferred shares. A director may be removed by a majority of votes cast. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove him.

     Our common shares will, when issued, be fully paid and non-assessable. Dividends and other distributions may be paid to the holders of our common shares if and when declared by the board of directors of the Company out of funds legally available therefor.

     Under North Carolina law, shareholders are generally not liable for our debts or obligations. Payment and declaration of dividends on our common shares and purchases of our shares are subject to certain limitations under North Carolina law and will be subject to certain restrictions if we fail to pay dividends on one or more series of our preferred shares. See "Description of Preferred Shares." If we were to experience a liquidation, dissolution or winding up, holders of our common shares would, subject to the rights of any holders of our preferred shares to receive preferential distributions, be entitled to participate equally in the assets available for distribution to them after payment of, or adequate provision for, all our known debts and liabilities.


Restrictions on Ownership and Transfer

     For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year. This requirement is referred to as the "five or fewer" requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in
Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual or entity constructively owns our stock under the "five or fewer" requirement. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from a related party tenant, is not qualifying income for purposes of the gross income tests under the Internal Revenue Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of such tenant. To assist us in meeting these requirements, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities. See "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc.," including discussion under the subheadings "--Requirements for Qualification as a Real Estate Investment Trust" and "--Income Tests."

     Subject to certain exceptions specified in our charter, no shareholder (other than Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees) may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, more than 4% of our outstanding common shares. Our charter provides that Stanley
K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees may acquire additional common stock, but may not acquire additional shares, such that the five largest beneficial owners of our common shares, taking into account the 4% limit and certain exemptions from such limit that the board of directors has granted to other shareholders, could hold more than 49% of our outstanding common shares. The constructive ownership rules are complex and may cause common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 4% of our outstanding common shares (or the acquisition of an interest in an entity which owns our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own in excess of 4% of our outstanding common shares, and thus subject those common shares to the ownership limit in our charter.

     If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own or may acquire or own common shares in the Company in violation of the above limit, the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent such ownership or acquisition, including, but not limited to, the redemption of our common shares, refusal to give effect to the ownership or acquisition on our books or instituting proceedings to enjoin such ownership or acquisition.

     The board of directors may waive the limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If our common shares are issued in excess of the ownership limit in our charter, or if our stock is transferred in a way that would cause our stock to be beneficially owned by fewer than 100 persons, then the issuance or transfer shall be void, and the intended transferee will acquire no rights to our stock.

     The ownership limits desonded above will be automatically removed if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in our ownership limits would require an amendment to our charter. Amendments to our charter require the affirmative vote of holders owning a majority of our outstanding common shares. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of the board of directors.

     All certificates representing our common shares will bear a legend referring to the restrictions described above.

     All persons who own a specified percentage (or more) of our outstanding common shares must file an affidavit with us containing information regarding their ownership of our common shares, as set forth in the applicable treasury regulations promulgated under the Internal Revenue Code. Under these treasury regulations, the percentage will be set between one-half of 1% and 5%, depending on the number of record holders of our common shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect and constructive ownership of stock as the board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.


Transfer Agent

     The registrar and transfer agent for our common shares is Boston EquiServe Limited Partnership.

                      DESCRIPTION OF COMMON SHARE WARRANTS

     The Company may issue warrants to purchase its common shares. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. These warrants may be issued independently or together with any other securities offered pursuant to any prospectus supplement and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

     The applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including, where applicable, the following:

     (1)  the title of the warrants;

     (2)  the aggregate number of the warrants;

     (3)  the price or prices at which the warrants will be issued;

     (4) the designation, number and terms of the common shares purchasable upon exercise of the warrants;

     (5) the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each security;

     (6) the date, if any, on and after which the warrants and the related common shares will be separately transferable;

     (7) the price at which each common shares purchasable upon exercise of the warrants may be purchased;

     (8) the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

     (9) the minimum or maximum number of warrants which may be exercised at any one time;

     (10) information with respect to book-entry procedures, if any;

     (11) a discussion of certain  material  federal income tax  considerations;
          and

     (12) any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                         DESCRIPTION OF PREFERRED SHARES

     The Company is authorized to issue 1,000,000 Class A Preferred Shares, 8,000,000 Class B Preferred Shares, 8,000,000 Class C Preferred Shares and 8,000,000 Class D Preferred Shares. As of March 31, 2001, 300,000 Class A
Preferred Shares were issued as Series A Cumulative Convertible Redeemable Preferred Shares in the form of 3,000,000 depositary shares. As of March 31, 2001, 80,600 Series A Preferred Shares remain outstanding in the form of 805,997 Series A Depositary Shares. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership.

     Our Series A Preferred Shares are convertible at the option of the holders into our common shares at a conversion price of $27.75 per common share, subject to adjustment upon the occurrence of certain events. Dividends on the Series A Preferred Shares are cumulative and payable quarterly in an amount per Series A Depositary Share equal to the greater of (i) $1.575 per annum or (ii) the quarterly dividends on the common shares, or portion thereof, into which a Series A Depositary Share is convertible. On and after December 15, 1998, the Series A Preferred Shares may be redeemed at our option, in whole or in part, at a redemption price of $250.00 per share, plus accrued and unpaid dividends, if any.

     Holders of Series A Preferred Shares do not have voting rights except:

     (1) whenever dividends on the Series A Preferred Shares are in arrears for six or more consecutive quarterly periods, the holders of Series A Preferred Shares are entitled to vote for the election of two additional directors;

     (2) so long as shares of Series A Preferred Shares remain outstanding, the Company must obtain the consent of the holders of Series A Preferred Shares prior to (a) authorizing, creating or issuing capital stock ranking senior to the Series A Preferred Shares with respect to dividend or liquidation rights, or (b) amending, altering or repealing provisions of the Company's Articles of Incorporation, so as to materially and adversely affect the holders of the Series A Preferred Shares; or

     (3)  as otherwise from time to time required by law.

     In the event of any liquidation of the Company, the holders of Series A Preferred Shares are entitled to a liquidation preference of $250.00 per share, plus accrued and unpaid dividends, if any. The holders of our Series A Preferred Shares have no preemptive rights and are not entitled to the benefit of any sinking fund. Ownership of more than 9.8% of our Series A Preferred Shares (or a lesser amount in certain cases) or more than 4% of our common shares is restricted to preserve our status as a REIT for federal income tax purposes. Conversion of the Series A Preferred Shares into common shares is also restricted to the extent that ownership of our common shares would exceed the REIT ownership limitation as describe above. See "Description of Common Shares -- Restrictions on Ownership and Transfer."

     The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter.


General

     Subject to limitations prescribed by North Carolina law and our charter, the board of directors shall determine, in whole or in part, the preferences, limitations and relative rights of any class or series of our preferred shares, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion, and such other subjects or matters as may be determined by the board of directors.

     The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

     (1)  the title of the preferred shares;

     (2) the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

     (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

     (4)  whether the preferred shares are cumulative or not and, if cumulative,
          the  date  from  which   dividends  on  the  preferred   shares  shall
          accumulate;

     (5) the procedures for any auction and remarketing, if any, for the preferred shares;

     (6)  the provision for a sinking fund, if any, for the preferred shares;

     (7)  the provision for redemption,  if applicable, of the preferred shares;
          (8) any listing of the preferred shares on any securities exchange;

     (9)  the terms and  conditions,  if  applicable,  upon which the  preferred
          shares  will  be  convertible   into  common  shares,   including  the
          conversion price (or manner of calculation thereof);

     (10) a discussion of federal income tax considerations applicable to the preferred shares;

     (11) any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

     (12) the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

     (13) any limitations on issuance of any series or class of preferred shares ranking senior to or on a parity with such series or class of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

     (14) any  other  specific  terms,  preferences,   rights,   limitations  or
          restrictions of the preferred shares.


Rank

     Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank, with respect to rights to the payment of dividends and distribution of our assets and rights upon our on, dissolution or winding up:

     (1) senior to all classes or series of common shares and to all equity securities ranking junior to the preferred shares stock rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up;

     (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up; and

     (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up.

     For  these  purposes,   the  term  "equity  securities"  does  not  include
convertible debt securities.


Dividends

     Holders of our preferred shares of each series or class shall be entitled to receive, when, as and if authorized and declared by our board of directors, out of our assets legally available for payment, dividends at rates and on dates and terms as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

     Dividends on any series or class of our preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred shares for which dividends are noncumulative, then the holders of such series or class of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

     If any preferred shares of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred shares of any other series or class ranking, as to dividends, on a parity with or junior to the preferred shares of that series or class for any period unless:

     (1) the series or class of preferred shares has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series or class for all past dividend periods and the then current dividend period; or

     (2) the series or class of preferred shares does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred shares of such series or class.

     When dividends are not paid in full (or a sum sufficient for the full payment thereof is not set apart) upon the preferred shares of any series or class and the shares of any other series or class of preferred shares ranking on a parity as to dividends with the preferred shares of that series or class, then all dividends authorized on preferred shares of that series or class and any other series or class of preferred shares ranking on a parity as to dividends with that preferred shares shall be authorized pro rata so that the amount of dividends authorized per share on the preferred shares of that series or class and such other series or class of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the preferred shares of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend) and such other series or class of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series or class that may be in arrears.

     Except as provided in the immediately preceding paragraph, unless:

     (1) in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

     (2) in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common shares or other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common shares or any other class or series of shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any common shares or any other shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of our shares stock to preserve our status as a REIT for federal and/or state income tax purposes.

     Any dividend payment made on shares of a series or class of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

     If we properly designate any portion of a dividend as a "capital gain dividend," a holder's share of such capital gain dividend will be an amount which bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of our shares for the year.


Redemption

     If the applicable prospectus supplement so states, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

     The prospectus supplement relating to a series or class of preferred shares that is subject to mandatory redemption will specify the number of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series or class is payable only from the net proceeds of the issuance of our shares, the terms of that preferred shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred shares shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

     (1) in the case of a the series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

     (2) in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period,then no shares of that series or class of preferred shares shall be redeemed unless all outstanding preferred shares of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class; or

     (3) in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

     (4) in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred shares of such series or class (then except by conversion into or exchange for stock of ours ranking junior to the preferred shares of that series or class as to dividends and upon liquidation, dissolution and winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class.

     If fewer than all the outstanding preferred shares of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

     Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a preferred share of any series or class to be redeemed at the address shown on our stock transfer books, and notice of redemption will also be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. Each notice shall state:

     (1)  The redemption date;

     (2) The number of shares and series or class of the preferred shares to be redeemed;

     (3)  The redemption price;

     (4) The place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for the preferred shares are to be surrendered for payment of the redemption price;

     (5) That dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

     (6) The date on which the holder's conversion rights, if any, as to those shares shall terminate.

     If fewer than all the preferred shares of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of preferred shares to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred shares, the preferred shares shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of preferred shares of any series or class, the board of directors may fix a record date for the determination of shares of the series or class of preferred shares to be redeemed.

     Notwithstanding the foregoing, the persons who were holders of record of shares of any class or series of preferred shares at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those preferred shares would not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

     Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred shares are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred shares in the open market, by tender or by private agreement.


Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company's affairs, then, before any distribution or payment will be made to the holders of common shares or any other series or class of shares ranking junior to any series or class of the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred shares shall be entitled to receive, out of our assets but subject to the preferential rights of the holders of shares of any class or series of our shares ranking senior to such series or class of preferred shares with respect to our distribution of assets of liquidation, dissolution or winding up legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred shares and the corresponding amounts payable on all shares of other classes or series of shares of the Company ranking on a parity with that series or class of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of any series or class of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of shares ranking junior to that series or class of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.


Voting Rights

     Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred shares will not have any voting rights.

     Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remains outstanding, whenever dividends on any preferred shares shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of preferred shares (voting separately as a class with all other class or series of cumulative preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors at a special meeting called by an officer of the company at the request of a holder of the class or series of preferred shares or, if the special meeting is not called by an officer of the company within 30 days, at a special meeting called by a holder of the class or series of preferred shares designated by the holders of record of at least 10% of any class or series of preferred shares so in arrears (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent meeting until:

     (1) if such class or series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and irrevocably set apart for payment or

     (2) if such class or series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends are paid or declared and irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

     Unless provided otherwise in the applicable prospectus supplement, for any class or series of preferred shares, so long as any preferred shares remains outstanding, the company shall not, without the affirmative vote or consent of the holders of at least 66 2/3 % of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with each class or series of preferred shares that is affected by the following voting separately as a class):

     (1) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to such class or series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized securities of the Company into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or

     (2) amend, alter or repeal the provisions of the charter including the articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

     Under the North Carolina Business Corporation Act, the holders of outstanding Series A Preferred Shares are entitled to vote as a separate voting group (if shareholder voting is otherwise required by that Act and even though the charter provides that such shares are nonvoting shares) on a proposed amendment to our charter if the amendment would affect the Series A Preferred Shares in ways specified in that Act, including an increase or decrease in the number of authorized Series A Preferred Shares, a change in the designation, rights, preferences or limitations of all or part of the Series A Preferred Shares or the creation of a new class of stock having rights or preferences with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the company that are prior, superior or substantially equal to the rights of the Series A Preferred Shares.


Conversion Rights

     The terms and conditions, if any, upon which shares of any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of preferred shares.


Restrictions on Ownership and Transfer

     As discussed above under "Description of Common Shares-Restrictions on Ownership and Transfer," for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. This requirement is referred to as the "five or fewer" requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual or entity constructively owns our stock under the "five or fewer" requirement. Our capital shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Internal Revenue Code. See "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. Taxation of Tanger Factory Outlet Centers, Inc.," " Requirements for Qualification as a Real Estate Investment Trust" and " Income Tests." Therefore, with regards to our charter each class or series of preferred shares will contain provisions restricting the ownership and transfer of the preferred shares. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of our charter relating to the ownership limit for any class or series of preferred shares other than the Series A Preferred Shares, with respect to which the ownership limit differs slightly from that described below, will provide as follows:

     Our preferred share ownership limit provision will provide that, subject to certain exceptions, no holder of preferred shares may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, preferred shares in excess of the lesser of:

     (1)  9.8% of the preferred shares issued in the offering;

     (2) if the preferred shares are convertible into common shares, an amount of preferred shares which, if so converted at a time when all outstanding convertible shares were converted into common shares, would cause any person to own, actually or constructively, common shares in violation of the ownership limit or the existing holder limit;

     (3) an amount of preferred shares which would cause five or fewer individuals to own, actually or constructively, more then 49% in value of our outstanding capital shares (in the aggregate); or

     (4) an amount of preferred shares which would cause any person (other than Stanley K. Tanger, Steven B. Tanger and certain members of their families and affiliates) to own, actually or constructively, more than 9.8% of the value of our outstanding capital shares (in the aggregate).

     The constructive ownership rules are complex and may cause preferred shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be actually or constructively owned by one individual or entity. As a result, the acquisition of preferred shares (or the acquisition of an interest in any entity which owns our preferred shares or common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively preferred shares in excess of the preferred share ownership limit.

     To the extent that any person purports to convert preferred shares into common shares in violation of either the ownership limit or the preferred shares ownership limit, and to the extent that any person would own or purport to acquire preferred shares in excess of the preferred shares ownership limit, then, depending upon the circumstances, as set forth below:

     (1) the conversion of preferred shares or the purported acquisition of the excess preferred shares would be void;

     (2) the preferred shares would be automatically converted to excess preferred shares which have limited economic rights; or

     (3)  we would automatically redeem the preferred shares.

     Generally, an automatic redemption will occur to prevent a violation of the preferred shares ownership limit that would not have occurred but for a conversion of preferred shares, or a redemption or open market purchase of preferred shares by the Company. In the case of such an automatic redemption, the redemption price of each preferred share redeemed will be (x) if a purported acquisition of preferred shares in which full value was paid for the preferred shares caused the redemption, the price per share paid for the preferred shares or (y) if the transaction that resulted in the redemption was not an acquisition of preferred shares in which the full value was paid for the preferred shares, a price per share equal to the market price of the shares on the date of the purported transfer that resulted in the redemption. Any dividend or other distribution paid to a holder of redeemed preferred shares (prior to a discovery that the shares have been automatically redeemed by us as described above) will be required to be repaid upon demand.

     A transfer of preferred shares or other event that, if effective, would result in a violation of the preferred shares ownership limit will be null and void. In addition, our charter as heretofore or hereafter amended will provide that preferred stock that would otherwise be actually or constructively owned by a prohibited transferee in excess of the preferred share ownership limit as a result of the transfer or other event, will be automatically exchanged for excess preferred shares, a separate class of preferred shares that will automatically be transferred to a trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the purported acquisition by the prohibited transferee. While such shares are held in trust, the trustee will have all voting rights with respect to the shares, and all dividends or distributions paid on the shares will be paid to the trustee of the trust for the benefit of the charitable beneficiary (any dividend or distribution paid on capital shares prior to the discovery by us that such shares have been automatically transferred to the trust must, upon demand, be paid over to the trustee for the benefit of the charitable beneficiary). Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the shares held in the trust to a permitted holder who may own such shares without violating the ownership restrictions. Upon such sale, the excess preferred shares will be automatically converted into preferred shares, and the price paid for the shares by any permitted holder will be distributed to the prohibited transferee to the extent of the lesser of:

     (1) the price paid by the prohibited transferee for the shares or, in the case of a transfer of shares to a trust resulting from an event other than an actual acquisition of shares by a prohibited transferee, the fair market value, on the date of transfer to the trust, of the shares so transferred; or

     (2) the fair market value of the shares on the date of transfer by the trustee.

     Any proceeds in excess of this amount will be paid to the charitable beneficiary. In addition, we would have the right, during the time period prior to the sale of the excess preferred shares by the trustee, to purchase all or any portion of such shares from the trustee at a price equal to the lesser of:

     (1) the price paid by the prohibited transferee for the shares or, in the case of a transfer of shares to a trust resulting from an event other than an actual acquisition of shares by a prohibited transferee, the fair market value, on the date of transfer to the trust, of the shares so transferred; or

     (2) the fair market value of the shares on the date the Company exercise our option to purchase the shares.

     In addition, if the board of directors shall at any time determine in good faith that any person intends to own or acquire, has purported to own or acquire or may own or acquire actual or constructive ownership of any preferred shares in violation of the preferred share ownership limit, the board of directors is authorized to take such action as it deems advisable to refuse to give effect to or to prevent such ownership or acquisition, including, but not limited to:

     (1) causing us to redeem the shares at the market price thereof determined on the earlier of the date of such redemption and the date of the purported ownership or acquisition, and upon such other terms and conditions (including limited notice or no notice, except as otherwise required by law) as may be specified by the board of directors in its sole discretion;

     (2)  refusing to give effect to the ownership or  acquisition on our books;
          or

     (3)  instituting proceedings to enjoin the ownership or acquisition.

     The board of directors will be entitled to waive the preferred share ownership limit with respect to a particular shareholder if evidence satisfactory to the board of directors and the our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an understanding from the applicant with respect to preserving our REIT status.

     All certificates representing preferred shares will bear a legend referring to the restrictions described above.

     All persons who own a specified percentage (or more) of our outstanding capital shares must file an affidavit with us containing information regarding their ownership of shares as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage is set between one-half of one percent and five percent, depending on the number of record holders of capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect, and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

                        DESCRIPTION OF DEPOSITARY SHARES


General

     The Company may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred shares, as specified in the applicable prospectus supplement. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred shares represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares to the preferred shares depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the following summary is qualified in its entirety by reference thereto.


Dividends and Other Distributions

     The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of the depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

     In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval sell such property and distribute the net proceeds from such sale to such holders.


Withdrawal

     Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related depositary shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.


Redemption

     Whenever we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided us shall have paid in full to the preferred share depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the related fractional interest of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the automatic redemption of the preferred shares or the automatic conversion of preferred shares into excess preferred shares which are transferred to a charitable trust. See "Description of Preferred Shares Restrictions on Ownership and Transfer."

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts are entitled upon such redemption upon surrender thereof to the preferred share depositary.


Voting

     Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The preferred share depositary will vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we have agreed to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the number of preferred shares represented by the depositary shares to the extent that it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.


Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fractional interest of the liquidation preference accorded each preferred share represented by the depositary share evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.


Conversion

     The depositary shares, as such, are not convertible or exchangeable into our common shares or any other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. See "Description of Preferred Shares Restrictions on Ownership and Transfer." Nevertheless, if the preferred shares represented by the depositary shares are specified in the applicable prospectus supplement to be convertible into common shares or other preferred shares, the depositary receipts evidencing such depositary shares may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct us to cause conversion of the preferred shares into whole common shares or other preferred shares (including excess preferred shares), and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.


Amendment and Termination of the Deposit Agreement

     The depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the Company and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the depositary receipt or deposit agreement, as the case may be, as amended thereby.

     We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred share depositary if:

     (1)  the termination is necessary to preserve our status as a REIT; or

     (2) a majority of each series of preferred shares affected by termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the preferred share depositary with respect to each depositary receipt.

     We have agreed that if the deposit agreement is terminated to preserve the our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

     (1)  all outstanding depositary shares shall have been redeemed;

     (2) there shall have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

     (3) all outstanding preferred shares shall have been converted into common shares or other preferred shares.


Charges of Preferred Share Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges, as well as the fees and expenses of the preferred share depositary for any duties requested by such holder to be performed which are outside of those expressly provided for in the deposit agreement.


Resignation and Removal of Depositary

     The preferred share depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depositary, any resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


Miscellaneous

     The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred shares.

     Neither we nor the preferred share depositary will be liable if prevented or delayed, by law or any circumstances beyond its control, from performing its obligations under the deposit agreement. Our obligations, and the preferred share depositary under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or any preferred shares represented thereby unless satisfactory indemnity is furnished. We and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from us.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS TO
            TANGER FACTORY OUTLET CENTERS, INC. OF ITS REIT ELECTION

     The following is a summary of the federal income tax considerations to us which are anticipated to be material to purchasers of our securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of any of our securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder's particular situation. This discussion does not attempt to address any aspects of federal income taxation relating to holders of the securities. Federal income tax considerations relevant to holders of the securities may be provided in the applicable prospectus supplement relating thereto. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities.

     The information in this section is based on:

     --   the Internal Revenue Code;

     -- current, temporary and proposed treasury regulations promulgated under the Internal Revenue Code;

     --   the legislative history of the Internal Revenue Code;

     -- current administrative interpretations and practices of the Internal Revenue Service; and

     --   court decisions,

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received such rulings. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment and the statements in this prospectus are not binding on the Internal Revenue Service or a court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

     You are urged to consult your tax advisor regarding the specific tax consequences to you of:

     -- the acquisition, ownership and sale or other disposition of our securities, including the federal, state, local, foreign and other tax consequences;

     -- our election to be taxed as a real estate investment trust for federal income tax purposes; and

     --   potential changes in the tax laws.


Taxation Of Tanger Factory Outlet Centers, Inc.


General

     We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1993. We intend to continue to operate in this manner. However, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "--Failure to Qualify" on page 58.

     The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following describes the material aspects of these sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, and these rules and treasury regulations.

     Unless we specify otherwise in the applicable prospectus supplement, as a condition of the closing of each offering of equity securities under this prospectus, our tax counsel will render an opinion to the underwriters of the offering to the effect that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus, the applicable prospectus supplement and a factual certificate provided by one of our officers. Our counsel will have no obligation to update its opinion subsequent to its date. Moreover, such qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels and diversity of share ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. See "--Failure to Qualify" on page 58.

     If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We will be required to pay federal income taxes, however, as follows:

     -- We will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains.

     -- We may be required to pay the "alternative minimum tax" on our items of tax preference.

     -- If we have (a) net income from the sale or other disposition of "foreclosure property," which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

     -- We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

     -- If we fail to satisfy the 75% or 95% gross income test, as described below, but have maintained our qualification as a real estate investment trust, we will be required to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (ii) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below multiplied by (b) a fraction intended to reflect our profitability.

     -- We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for the year, (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

     -- If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over
          (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of such gain assume that we have made and will make a timely election under the relevant treasury regulations. We have timely filed the election provided by the relevant treasury regulations and we intend to timely file all other similar elections.


Requirements for Qualification as a Real Estate Investment Trust

     The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

     (1)  that is managed by one or more trustees or directors;

     (2) that issues transferable shares or transferable certificates to evidence beneficial ownership;

     (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

     (4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

     (5)  that is beneficially owned by 100 or more persons;

     (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

     (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition
(6), specified tax-exempt entities, including pension funds, generally are treated as individuals, except a "look-through" exception applies with respect to pension funds.

     We believe that we have satisfied conditions (1) through (7) inclusive. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

     In addition, a corporation may not elect to become a real estate investment trust unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.


Qualified Real Estate Investment Trust Subsidiaries

     We own a number of properties through wholly owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under Internal Revenue Code Section 856(i). A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary shall be treated as assets, liabilities and such items, as the case may be, of the real estate investment trust. Thus, in applying the requirements described in this prospectus, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and such items. A qualified REIT subsidiary will not be subject to federal income tax, and our ownership of the shares of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitutes more than 10% of such issuer's securities or more than 5% of the value of our total assets.


Income Tests

     We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust.

     -- First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) specified types of temporary investments.

     -- Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or disposition of shares or securities, or (c) any combination of the foregoing.

     For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

     -- the amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales;

     -- the Internal Revenue Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if we, or an actual or constructive owner of 10% or more of our capital shares, actually or constructively owns 10% or more of the interests in such tenant;

     -- if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

     -- for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable corporation, which is wholly or partially owned by us and which elects jointly with us to be treated as our "taxable REIT subsidiary," to provide both customary and noncustomary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property."

     We do not intend to receive rent which fails to qualify as "rents from real property." However, we may have failed to satisfy, and may continue to fail to satisfy, some of the conditions described above to the extent these failures will not, based on the advice of our tax counsel, jeopardize our status as a real estate investment trust.

     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

     -- our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     -- we attach a schedule of the sources of our income to our federal income tax return; and

     -- any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "Taxation of Tanger Factory Outlet Centers, Inc.--General" on page 51, even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our nonqualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.


Prohibited Transaction Income

     Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain includes our share of any such gain realized by any partnerships or limited liability companies in which we own an interest or by our qualified REIT subsidiaries. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and other properties. We intend to make occasional sales of our properties as are consistent with our investment objectives. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.


Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

     -- First, at least 75% of the value of our assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a share offering or a public debt offering with a term of at least five years, but only for the one year period beginning on the date we received such proceeds.

     -- Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

     -- Third, not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

     -- Fourth, except for the securities of a taxable REIT subsidiary and securities included in the 75% asset test, not more than 5% of the value of our assets may be represented by securities of any one issuer, we may not own more than 10% of any one issuer's outstanding voting securities and we may not own more than 10% of the value of any one issuer's securities. For purposes of the 10% value test, securities do not include straight debt that we own if the issuer is an individual, neither we nor any of our taxable REIT subsidiaries owns any security of the issuer other than straight debt or if the issuer is a partnership, we own at least 20% of a profits interest in the partnership. Straight debt is any written unconditional promise to pay on demand or on a specified date a fixed amount of money if the interest rate and interest payment dates are not contingent on profits, the borrower's discretion or similar factors and the debt is not convertible, directly or indirectly, into stock.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in a partnership or limited liability company will be treated as an acquisition of a portion of the securities or other property owned by the partnership or limited liability company. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a real estate investment trust.


Annual Distribution Requirements

     To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

     --   90% of our "REIT taxable income;" and

     --   90% of our after tax net income,  if any, from  foreclosure  property;
          minus

     -- the excess of the sum of specified items of non-cash income over 5% of our "REIT taxable income". Our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

     In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation within the ten-year period following our acquisition of such asset, we would be required, to distribute at least 90% of the after-tax gain, if any, recognized by us on the disposition of the asset, to the extent such gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. The amount distributed must not be preferential. To avoid this treatment, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on this income at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

     We expect that our "REIT taxable income" will be less than our cash flow due to the allowance for depreciation and other non-cash charges in computing "REIT taxable income." Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, it is possible that we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable share dividends.

     We may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

     Furthermore, we would be required to pay a 4% excise tax on the excess of the required distribution over the amount, if any, by which our actual annual distributions during a calendar year are less than the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year and any undistributed taxable income from prior periods. Distributions with declaration and record dates falling in the last three months of the calendar year, which are made by the end of January immediately following such year, will be treated as made on December 31 of the prior year. Any taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.


Failure to Qualify

     If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax and possibly increased state and local taxes, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our shareholders as a result of the provisions in the Internal Revenue Code. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to quality as a real estate investment trust, shareholders will be required to pay tax on all distributions to them at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.


Tax Aspects of the Operating Partnership


General

     Substantially all of the Company's investments are held through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes in its income its proportionate share of the foregoing Operating Partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company includes its proportionate share of assets held by the Operating Partnership.


Entity Classification

     Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that an "eligible entity" may elect to be taxed as a partnership for federal income tax purposes. An eligible entity is a domestic business entity not otherwise classified as a corporation and which has at least two members. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification treasury regulations in effect prior to this date. Such an entity's claimed classification will be respected for all prior periods so long as the entity had a reasonable basis for its claimed classification and certain other requirements are met. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Operating Partnership met the requirements for classification as a partnership under prior law for all periods prior to January 1, 1997 and has claimed and will continue to claim classification as a partnership. Therefore, under the current treasury regulations, the Operating Partnership will be taxed as a partnership.


Tax Allocations With Respect to the Centers

     Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Centers) that is contributed to a partnership in exchange for an interest in the Partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the Partnership Agreement requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

     In general, the Tanger Family Partnership will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the Tanger Family Partnership, and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the contribution of such assets to the Operating Partnership. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "--Annual Distribution Requirements."

     Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" under current law, or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have determined to use the "traditional method" for accounting for Book-Tax Differences with respect to the Centers initially contributed to the Partnership. As a result of such determination, distributions to shareholders will be comprised of a greater portion of taxable income rather than a return of capital. The Operating Partnership and the Company have not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to Centers contributed to the Partnership in the future.

     With respect to the Centers initially contributed to the Operating Partnership by the Company, as well as any property purchased by the Operating Partnership subsequent to the admission of the Company to the Operating Partnership, such property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.


Basis in Operating Partnership Interest

     The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has an adjusted tax basis in its partnership interest. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceed the Company's adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year for corporations), the distributions and constructive distributions will constitute long-term capital gains. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.


Sale of the Centers

     The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See " --Income Tests." Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. See "Taxation of Tanger Factory Outlet Centers, Inc.--General." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Centers for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Centers (and other shopping centers) and to make such occasional sales of the Centers, including peripheral land, as are consistent with the Operating Partnership's investment objectives.


Other Tax Consequences

     The Company may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Company may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              PLAN OF DISTRIBUTION

     The Company and the Operating Partnership may offer the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

     Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company and the Operating Partnership may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from the Company or the Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company or the Operating Partnership to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, are set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents may be entitled, under agreements entered into with the Company and the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable prospectus supplement, the Company and the Operating Partnership will authorize dealers acting as their agents to solicit offers by certain institutions to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in each prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of the securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company or the Operating Partnership, as the case may be. Contracts will not be subject to any conditions except:

     -- the purchase by an institution of the securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

     -- if our securities are being sold to underwriters, the Company or the Operating Partnership, shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by contracts.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and the Operating Partnership in the ordinary course of business.

                                     EXPERTS

     The consolidated financial statements of Tanger Properties Limited Partnership incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Tanger Factory Outlet Centers, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     Latham & Watkins, New York, New York will pass upon the validity of the securities offered by this prospectus. Any counsel for any underwriters, dealers or agents will rely on Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., Burlington, North Carolina as to certain matters of North Carolina law.

     In addition, the description of federal income tax consequences contained in this prospectus entitled "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. of its REIT Election" is based upon the opinion of Latham & Watkins.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities are as follows:

Securities and Exchange Commission Registration Fee              $    75,000
Printing and Engraving Expenses.........................             100,000
Legal Fees and Expenses.................................              50,000
Accounting Fees and Expenses............................              30,000
Fees of Rating Agency...................................              45,000
Fees of Trustee (Including counsel fees)................              10,000
Miscellaneous...........................................              40,000
                                                                 -----------
                                                                 $   350,000


Item 15.  Indemnification of Directors and Officers.

     The Company is a North Carolina Corporation. The Company's Amended and Restated Articles of Incorporation contain a provision authorized by Section 55-2-02(b)(3) of the North Carolina Business Corporation Act (the "NC BCA") eliminating the personal liability of a director arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of any duty of a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) any transaction from which the director derived an "improper personal benefit" as that term is defined in the NC BCA, (iii) acts or omissions occurring prior to the effective date of the Articles or (iv) acts or omissions with respect to which the NC BCA does not permit the limitation of liability.

     The Company has also adopted indemnification provisions authorized by NC BCA Section 55-8-57 which obligate the corporation:

(1) to indemnify any person who serves or has served as a director or officer against (i) any liability for or obligation to pay reasonable expenses, including attorneys' fees, incurred by such officer or director in connection with any proceeding arising out of such director's or officer's status as such or any activities of such director or officer in such capacity and (ii) any liability for or obligation to pay any judgment, settlement, penalty or fine (including an excise tax assessed with respect to an employee benefit plan) in any such proceeding; and

(2) to indemnify any person who serves or has served as a director or officer and who, at the request of the corporation, serves or has served as a director, officer, partner, trustee employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against (i) any liability for or obligation to pay reasonable expenses, including attorneys' fees, incurred by such officer or director in connection with any proceeding arising out of such person's status as a director or officer of the corporation or as a director, officer, partner, trustee, employee or agent of such other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan or any activities of such director or officer in any of such capacities and
     (ii) any liability for or obligation to pay any judgment, settlement, penalty or fine (including an excise tax assessed with respect to any employee benefit plan) in any such proceeding.

     Provided however, such indemnification does not extend to any liability or expense the director or officer may incur on account of his or her activities which, at the time taken, were known or believed by such director or officer to be clearly in conflict with the best interests of the corporation.

     Pursuant to Section 55-8-51 of NC BCA, a North Carolina corporation may indemnify a director against liability in any proceeding to which the director is made a party because of his status as such if the director (i) conducted himself in good faith, (ii) reasonably believed that his conduct in his official capacity was in the corporation's best interests and, in all other cases, that his conduct was at least not opposed to the corporation's best interests and
(iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Pursuant to Section 55-8-52 of the NC BCA, a North Carolina corporation is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding.

     Pursuant to Section 55-8-54 of the NC BCA, the court may order indemnification of a director of a North Carolina corporation in any proceeding to which the director is a party if the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     The term "proceeding" as used herein includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (and any appeal therein), whether formal or informal and whether or not brought by or on behalf of the corporation.

Item 16.  Exhibits.

     1(a) Form of Underwriting  Agreement for Debt Securities  (filed as Exhibit
          1(a) to Amendment No. 1 to Registrant's Registration Statement on Form S-3, dated January 23, 1996, File No. 33-99736/33-99736-01)

     1(b) Form of Underwriting Agreement for Equity Securities (filed as Exhibit
          1(b) to Amendment No. 1 to Registrant's Registration Statement on Form S-3, dated January 23, 1996, File No. 33-99736/33-99736-01)

     1(c) Underwriting Agreement, dated February 9, 2001 among Tanger Properties
          Limited Partnership, Tanger Factory Outlet Centers, Inc., Merrill, Lynch, Pierce Fenner & Smith Incorporated and Banc of America Securities LLC (filed as Exhibit 1.1 to Registrant's Current Report on Form 8-K, dated February 16, 2001)

     1(d) Terms  Agreement,  dated  February  9, 2001  among  Tanger  Properties
          Limited Partnership, Merrill, Lynch, Pierce Fenner & Smith Incorporated and Banc of America Securities LLC (filed as Exhibit 1.2 to Registrant's Current Report on Form 8-K, dated February 16, 2001)

     4(a) Senior Indenture (filed as Exhibit 1(a) to Registrant's Current Report on Form 8-K, dated January 31, 2001)

     4(b) Form of Subordinated Indenture (filed as Exhibit 4(b) to Amendment No.
          1 to Registrant's Registration Statement on Form S-3, dated January 23, 1996, File No. 33-99736/33-99736-01)

     4(c) Form of Debt  Securities  (filed as Exhibit 4(c) to Amendment No. 1 to
          Registrant's Registration Statement on Form S-3, dated January 23, 1996, File No. 33-99736/33-99736-01)

     4(d) Form of Common Share Warrant Agreement(1)

     4(e) Form of Articles of Restatement for the Preferred Shares(1)

     4(f) Form of Preferred Share Certificate(1)

     4(g) Form of Deposit Agreement(1)

     4(h) Form of First  Supplemental  Indenture to Senior  Indenture  (filed as
          Exhibit 4(h) to Registrant's Current Report on Form 8-K, dated March 11, 1996)

     4(i) Form of Second  Supplemental  Indenture to Senior  Indenture (filed as
          Exhibit 4(i) to Registrant's Current Report on Form 8-K, dated October 24, 1997)

     4(j) Third Supplemental Indenture to Senior Indenture (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K, dated February 16, 2001).

     4(k) Form  of  Common   Share   Certificate   (filed  as  Exhibit  4(h)  to
          Registrant's Current Report on Form 8-K, dated September 23, 1997)

     5(a) Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett

     5(b) Opinion of Latham & Watkins

     8    Opinion of Latham & Watkins re: tax matters

     12(a)Calculation  of Ratios of  Earnings  to  Combined  Fixed  Charges  and
          Preferred Stock Dividends

     12(b) Calculation of Ratios of Earnings to Fixed Charges

     23(a) Consent of PricewaterhouseCoopers LLP

     23(b) Consent of Latham & Watkins (included in Exhibit 5(b))

     23(c)Consent of Vernon, Vernon, Wooten, Brown, Andrews & Garrett (included in Exhibit 5(a))

     24 Power of Attorney (included on signature page in Part II of the Registration Statement)

     25 Statement of Eligibility of Trustee on Form T-1 (filed on Form T-1, dated April 12, 1996)

---------------

(1) To be filed by amendment or incorporated by reference in connection with the offering of depository shares.

Item 17.  Undertakings.

     Each of the undersigned Registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     PROVIDED, HOWEVER, that subparagraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in registration statements on Form S-3 or Form S-8 and the periodic reports filed by such Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     Each of the undersigned Registrants hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of any Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greensboro, North Carolina, on May 22, 2001.



                             TANGER FACTORY OUTLET CENTERS, INC.

                             BY: /S/ STANLEY K. TANGER
                             Stanley K. Tanger
                             Chairman of the Board and Chief Executive Officer


                             TANGER PROPERTIES LIMITED PARTNERSHIP

                              By Tanger GP Trust, its sole general partner

                              By: /s/ STANLEY K. TANGER
                              Stanley K. Tanger
                              Chairman of the Board and Chief Executive Officer

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven B. Tanger and Stanley K. Tanger his true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to de done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the __nd day of May, 2001:

Signature                                                    Title

/s/ Stanley K. Tanger
------------------------
Stanley K. Tanger        Chairman of the Board of Directors and Chief
                         Executive Officer (principal executive officer),
                         Tanger Factory Outlet Centers, Inc.

                         Chairman of the Board of Directors and Chief Executive Officer (principal executive officer), Tanger GP Trust

/s/ Steven B. Tanger
-----------------------------
Steven B. Tanger              Director, President and Chief Operating Officer,
                              Tanger Factory Outlet Centers, Inc.

                              President and Trustee, Tanger GP Trust

/s/ Jack Africk
-----------------------------
Jack Africk                   Director, Tanger Factory Outlet Centers, Inc.
                              Trustee, Tanger GP Trust

/s/ William Benton
-----------------------------
William Benton                Director, Tanger Factory Outlet Centers, Inc.

                              Trustee, Tanger GP Trust

/s/ Thomas E. Robinson
-----------------------------
Thomas E. Robinson            Director, Tanger Factory Outlet Centers, Inc.

                              Trustee, Tanger GP Trust

/s/ Frank C. Marchisello, Jr.
-----------------------------
Frank C. Marchisello, Jr.     Senior Vice President and Chief Financial Officer
                              (principal accounting and finance officer),
                              Tanger Factory Outlet Centers, Inc.

                              Treasurer and Trustee (principal accounting and finance officer), Tanger GP Trust

                                  EXHIBIT INDEX

  Exhibit
    No.                      Description of Exhibit

     1(a) Form of Underwriting  Agreement for Debt Securities  (filed as Exhibit
          1(a) to Amendment No. 1 to 1(a) Registrant's Registration Statement on Form S-3, dated January 23, 1996, File No. 33-99736/33-99736-01)

     1(b) Form of Underwriting Agreement for Equity Securities (filed as Exhibit
          1(b) to Amendment No. 1 to Registrant's Registration Statement on Form S-3, dated January 23, 1996, File No. 33-99736/33-99736-01)

     1(c) Underwriting Agreement, dated February 9, 2001 among Tanger Properties
          Limited Partnership, Tanger Factory Outlet Centers, Inc., Merrill, Lynch, Pierce Fenner & Smith Incorporated and Banc of America Securities LLC (filed as Exhibit 1.1 to Registrant's Current Report on Form 8-K, dated February 16, 2001)

     1(d) Terms  Agreement,  dated  February  9, 2001  among  Tanger  Properties
          Limited Partnership, Merrill, Lynch, Pierce Fenner & Smith Incorporated and Banc of America Securities LLC (filed as Exhibit 1.2 to Registrant's Current Report on Form 8-K, dated February 16, 2001)

     4(a) Senior Indenture (filed as Exhibit 1(a) to Registrant's Current Report on Form 8-K, dated January 31, 2001)

     4(b) Form of Subordinated Indenture (filed as Exhibit 4(b) to Amendment No.
          1 to Registrant's Registration Statement on Form S-3, dated January 23, 1996, File No. 33-99736/33-99736-01)

     4(c) Form of Debt  Securities  (filed as Exhibit 4(c) to Amendement No.1 to
          Registrant's Registration Statement on Form S-3, dated January 23, 1996, File No. 33-99736/33-99736-01)

     4(d) Form of Common Share Warrant Agreement(1)

     4(e) Form of Articles of Restatement for the Preferred Shares(1)

     4(f) Form of Preferred Share Certificate(1)

     4(g) Form of Deposit Agreement(1)

     4(h) Form of First  Supplemental  Indenture to Senior  Indenture  (filed as
          Exhibit to Registrant's Current 4(h) Report on Form 8-K, dated March 11, 1996)

     4(i) Form of Second  Supplemental  Indenture to Senior  Indenture (filed as
          Exhibit 4(i)to Registrant's Current 4(i) Report on Form 8-K, dated October 24, 1997)

     4(j) Third Supplemental Indenture to Senior Indenture (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K, dated February 16, 2001).

     4(k) Form of Common Share Certificate (filed as Exhibit 4(h)to Registrant's
          Current Report on Form 8-K, dated September 23, 1997)

     5(a) Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett

     5(b) Opinion of Latham & Watkins

     8    Opinion of Latham & Watkins re: tax matters

     12(a)Calculation  of Ratios of  Earnings  to  Combined  Fixed  Charges  and
          Preferred Stock Dividends

     12(b) Calculation of Ratios of Earnings to Fixed Charges

     23(a) Consent of PricewaterhouseCoopers LLP

     23(b) Consent of Latham & Watkins (included in Exhibit 5(b))

     23(c)Consent of Vernon, Vernon, Wooten, Brown, Andrews & Garrett (included in Exhibit 5(a))

     24 Power of Attorney (included on signature page in Part II of the Registration Statement)

     25 Statement of Eligibility of Trustee on Form T-1(filed on Form T-1, dated April 12, 1996)

(1) To be filed by amendment or incorporated by reference in connection with the offering of depository shares.